Exhibit 5.1

Sullivan & Wocester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

April 2, 2025

Silynxcom Ltd.

7 Giborei Israel

Netanya, 4250407, Israel

Re: Sale of Securities to Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Silynxcom Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company to the several underwriters named in Schedule 1 (the “Underwriters”) to the underwriting agreement, dated March 31, 2025 (the “Underwriting Agreement”) with ThinkEquity LLC, a Division of Fordham Financial Management, Inc., as representative of the Underwriters (the "Representative") of: (i) 1,290,000 ordinary shares (the “Firm Shares”) of the Company, no par value per share (the “Ordinary Shares”); (ii) the option to purchase up to 193,500 additional Ordinary Shares issuable to the Underwriters pursuant to its over-allotment option, as described in the Underwriting Agreement (the “Option Shares”); and (iii) warrants issued to the Representative to purchase an aggregate of 74,175 Ordinary Shares, pursuant to the Underwriting Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement.

The issuance and sale of the Firm Shares and Option Shares (the “Offering”) is being effected pursuant to the registration statement on Form F-3 (File No. 333-285443) (and including any documents incorporated by reference therein, the “Registration Statement”), declared effective by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 7, 2025, including the prospectus contained therein (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated March 31, 2025 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated March 31, 2025 (the “Final Prospectus Supplement”, and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), as filed by the Company with the SEC.

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (v) minutes of the meetings of the board of directors of the Company (the “Board”) which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Ordinary Share in such amount and form as has been determined by the Board (or its committee), the Firm Shares and Option Shares, when issued and sold in the Offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)